UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2016

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable (Zip Code)
(address of principal executive offices)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed by the Company, our wholly-owned operating subsidiary, Universal Biosensors Pty Ltd (“UBS”), and Siemens Healthcare Diagnostics Inc. (“Siemens”) are parties to:

•	a Collaboration Agreement dated September 9, 2011, as amended on September 20, 2012 (the “Collaboration Agreement”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q filed on November 3, 2011 as Exhibit 10.20), pursuant to which the parties are collaborating in the development of coagulation-related test strip products (the “Original Products”), and associated readers for the Original Products (the “Readers”) for commercialization by Siemens in the hospital point-of-care and ambulatory care coagulation markets;

•	a Supply Agreement dated September 20, 2012, pursuant to which UBS will manufacture and supply the Original Products to Siemens (the “Supply Agreement”) (a copy of which is incorporated by reference to our Quarterly Report on Form 10-Q/A filed on February 4, 2013 as Exhibit 10.2);

•	a letter agreement titled “Supplemental Agreement – Reader Product Support Obligations and Responsibilities” dated September 20, 2012 (the “Reader Letter”) (a copy of which was incorporated by reference to our Quarterly Report on Form 10-Q/A filed on February 4, 2013 as Exhibit 10.3); and

•	a letter agreement dated December 12, 2014 (“December 2014 Letter”).

On March 9, 2016, UBS and Siemens entered into the following additional letter agreement entitled “Conditional Prepayment of Milestones and other amendments” (the “Prepayment Letter”).

The Prepayment Letter amends the Collaboration Agreement by removing one of the Original Products to be developed and supplied. In addition, the Prepayment Letter adds an alternative product to be developed and supplied (the “Alternative Product”, the Alternative Product together with the remaining Original Products are referred to herein as the “Products”), under and in accordance with the terms of the Collaboration Agreement.

The Prepayment Letter amends and restates the annex to the Collaboration Agreement setting forth the milestones for the Products. To date, UBI has been paid five out of the seven milestones under the Collaboration Agreement. The annex is amended by varying the remaining milestones as well as introducing a new milestone with respect to the Alternative Product.

Under the Prepayment Letter, Siemens has agreed to prepay two of the outstanding milestones under the Collaboration Agreement totaling US$2 million by April 30, 2016. The new milestone of US$1.25 million will be paid by December 31, 2016. In addition, the final milestone of US$500,000 due under the Reader Letter will be paid by April 30, 2016.

The prepaid milestone amounts will not be considered “paid” and will be repayable under certain circumstances until the corresponding milestone is achieved. Circumstances under which Siemens may require the repayment of the milestones include if:

•	a milestone is not achieved and the parties agree that milestone is not achievable;

•	the parties cease development of a Product based on technical infeasibility;

•	the Collaboration Agreement is terminated in certain circumstances or expires;

•	UBS suffers an insolvency event; or

•	UBS assigns the Collaboration Agreement and/or Supply Agreement.

The Supply Agreement states the price payable by Siemens for each Product, and is based on the annual volume of such Product ordered, using a volume-based pricing schedule. UBS has agreed to a reduction in the transfer price payable for certain Products, only at the lower volume levels. The Prepayment Letter amends and restates the annex to the Supply Agreement setting forth the pricing for the Products.

The foregoing is a summary of certain terms of the Prepayment Letter. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Prepayment Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016. The Company intends to seek confidential treatment for certain portions of the Prepayment Letter pursuant to a confidential treatment request that it intends to submit to the Securities and Exchange Commission.

Item 7.01 Regulation FD

The Company filed a release with the Australian Securities Exchange (“ASX Release”) on March 9, 2016 announcing the amendment to the above agreements by the Prepayment Letter. A copy of the ASX Release is included as Exhibit 99.1 to this current report on Form 8-K. The information in the ASX Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

Exhibit	Description

99.1	ASX Release of Universal Biosensors, Inc. dated March 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: March 9, 2016	By:	/s/ Andrew Denver
Andrew Denver
Chairman

Exhibit Index

Exhibit	Description

99.1	ASX Release of Universal Biosensors, Inc. dated March 9, 2016

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